EXHIBIT 99.1

PRESS RELEASE

CIRCOR Reports First-Quarter 2013 Financial Results

Achieves High End of Top and Bottom Line Guidance Ranges
Repositioning Actions on Track

Burlington, MA - May 2, 2013 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for markets including energy, oil & gas, power generation and aerospace, today announced financial results for the first quarter ended March 31, 2013.

“CIRCOR began the year achieving both revenue and adjusted EPS at the high end of our Q1 guidance ranges,” said Scott Buckhout, CIRCOR's President and Chief Executive Officer. “Our focus on improving operating results and expanding margins led to a 6% year-over-year increase in adjusted EPS and a 70 basis point improvement in adjusted operating margins.”

“Bookings grew 12% sequentially due to increased Aerospace orders, as well as strong demand in Energy for large international projects,” said Buckhout. “In Brazil, we received our first large oil and gas valve order since acquiring operations in this market.”

“The repositioning actions we took in all three of our segments to generate greater profitability and better focus on key strategic markets are on track for completion by the end of the current second quarter,” said Buckhout. “We expect to begin realizing the full run-rate of approximately $7 million in annualized savings from these actions in the second half of 2013.”

“We anticipate improved performance on both the top and bottom lines in the second quarter and we remain focused on margin expansion and evaluating further repositioning opportunities. Our key markets are attractive and have significant long-term growth potential. We believe these markets will continue to provide opportunities for CIRCOR to expand organically and through acquisitions,” concluded Buckhout.

Consolidated Results
Revenues for the first quarter of 2013 were $205.4 million, a 4% decrease from $214.3 million in the first quarter of 2012, due primarily to lower energy shipments as a result of lower North American rig counts. Adjusted earnings per diluted share in the first quarter of 2013, excluding the impact of special charges of $0.07, was $0.52, a 6% increase compared to the prior year's first-quarter results of $0.49. Net income for the first quarter of 2013, including special charges, was $7.9 million, or $0.45 per diluted share, compared with net income of $8.6 million, or $0.49 per diluted share, for the first quarter of 2012.

The Company received orders totaling $226.8 million during the first quarter of 2013, a decrease of 9% compared with the first quarter of 2012 due primarily to lower Energy orders in both the North American short cycle and large international project businesses. This was partially offset by growth in both Aerospace and Flow Technologies. Backlog as of March 31, 2013 was $457.3 million, up 6% from backlog of $432.3 million at April 1, 2012.

During the first quarter of 2013, the Company generated $1.1 million of free cash flow, up $8.2 million from the same period in 2012 due primarily to improved working capital.

Energy
Energy segment revenues decreased 11% to $96.7 million for the first quarter of 2013 from $109.3 million for the first quarter of 2012. First-quarter 2013 Energy segment revenues declined across most markets compared to the same period in 2012 when revenues were particularly strong with high rig counts. In addition, the year-over-year decrease was exacerbated by unfavorable foreign currency fluctuations.

Incoming orders for the first quarter of 2013 were $110.1 million, a decrease of 19% year-over-year as a result of a decline in rig counts in North America and timing of large international projects. Ending backlog totaled $217.8 million, an increase of 12% year-over-year, primarily due to higher order levels in the Middle East within the Company's large international project business.

For the first quarter of 2013, the Energy segment's adjusted operating margin increased to 11.1% from 8.2% in the first quarter of 2012, primarily driven by improved large international project pricing. This was partially offset by lower volume and increases in selling and marketing expenses to expand the Company's presence in emerging markets. Segment adjusted operating margin for the quarter excludes special and repositioning related inventory charges of $0.6 million related to the repositioning of the Company's Brazil operations.

Flow Technologies
Flow Technologies segment revenues increased 7% to $71.4 million for the first quarter of 2013 from $66.9 million in the first quarter of 2012. The revenue increase was primarily due to higher power generation and instrumentation revenues, partially offset by unfavorable foreign currency fluctuations.

Incoming orders for the Flow Technologies segment were $74.5 million for the first quarter of 2013, an increase of 2% year-over-year, primarily driven by power generation and instrumentation, partially offset by lower HVAC orders. Ending backlog totaled $76.9 million, an increase of 1% over last year.

Flow Technologies adjusted operating margin for the first quarter of 2013 increased to 12.7% from 11.3% in the first quarter of 2012, primarily due to higher volume and associated leverage. Segment adjusted operating margin excludes special and repositioning charges of $0.1 million related to repositioning activities in India.

Aerospace
Aerospace segment revenues decreased 2% to $37.3 million for the first quarter of 2013 from $38.1 million in the first quarter of 2012 primarily due to a decline in landing gear shipments associated with exiting the low margin landing gear overhaul product line as part of the repositioning actions in California.

Incoming orders for the first quarter of 2013 were $42.2 million, an increase of 5% year-over-year, primarily due to higher landing gear orders. Ending backlog totaled $162.7 million, an increase of 1% year-over-year.

Aerospace segment adjusted operating margin for the first quarter of 2013 decreased to 3.5% from 10.8% in the first quarter of 2012, primarily due to product development investments and start-up costs for new programs, including the A350, A330 and Blackhawk with an approximate impact of 500bps. In addition, during Q1 of 2012 CIRCOR completed a large engineering project which favorably impacted segment adjusted operating margin that quarter. Segment adjusted operating margin for Q1 2013 excludes special and repositioning charges of $0.9 million related to the repositioning of certain operations and manufacturing activities.

Financial Outlook

For the second quarter of 2013 the Company expects revenues to be in the range of $214 to $220 million, up sequentially from the first quarter of 2013, led by Energy.

During the second quarter, the Company expects to incur pre-tax repositioning related charges of between $4.2 and $4.8 million. Excluding those charges, adjusted earnings are expected to be in the range of $0.64 to $0.70 per diluted share, up sequentially from the first quarter of 2013 with margin expansion in all segments.

The tax rate on adjusted earnings is expected to be approximately 29.5%. Excluding repositioning, the rate is anticipated to be approximately 31.1%. This guidance assumes that exchange rates remain at present levels.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results today, May 2, 2013, at 10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company's website.

Use of Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. Free cash flow is defined as net cash from operating activities less capital expenditures. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's future performance, including second-quarter revenue and earnings guidance and estimated total annualized pre-tax savings from repositioning actions. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for markets including energy, oil & gas, power generation and aerospace. With more than 7,500 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR's culture, built on the CIRCOR Business System, is defined by the Company's commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company's strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company's investor relations web site at http://investors.circor.com.

Contact:
Frederic M. Burditt
Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share data) UNAUDITED

	Three Months Ended
	March 31, 2013	April 1, 2012
Net revenues	$205,398	$214,280
Cost of revenues	145,549	155,668
GROSS PROFIT	59,849	58,612
Selling, general and administrative expenses	45,571	44,912
Special charges	1,378	—
OPERATING INCOME	12,900	13,700
Other (income) expense:
Interest income	(43)	(83)
Interest expense	830	1,164
Other, net	612	138
TOTAL OTHER EXPENSE	1,399	1,219
INCOME BEFORE INCOME TAXES	11,501	12,481
Provision for income taxes	3,592	3,896
NET INCOME	$7,908	$8,585
Earnings per common share:
Basic	$0.45	$0.50
Diluted	$0.45	$0.49
Weighted average number of common shares outstanding:
Basic	17,511	17,315
Diluted	17,529	17,390

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (UNAUDITED)

	Three Months Ended
	March 31, 2013	April 1, 2012
OPERATING ACTIVITIES
Net income	$7,908	$8,585
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,009	4,008
Amortization	758	964
Compensation expense of share-based plans	1,028	1,195
Tax effect of share-based compensation	(285)	479
(Gain) loss on property, plant and equipment	(66)	2
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(2,455)	3,539
Inventories	(6,461)	(2,179)
Prepaid expenses and other assets	(827)	(5,549)
Accounts payable, accrued expenses and other liabilities	2,198	(14,011)
Net cash provided by (used in) operating activities	5,807	(2,967)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(4,707)	(4,122)
Proceeds from the sale of property, plant and equipment	75	15
Net cash used in investing activities	(4,632)	(4,107)
FINANCING ACTIVITIES
Proceeds from long-term debt	33,598	41,123
Payments of long-term debt	(37,655)	(47,806)
Dividends paid	(670)	(666)
Proceeds from the exercise of stock options	1,368	73
Tax effect of share-based compensation	285	(479)
Net cash used in financing activities	(3,074)	(7,755)
Effect of exchange rate changes on cash and cash equivalents	(2,207)	1,265
DECREASE IN CASH AND CASH EQUIVALENTS	(4,105)	(13,564)
Cash and cash equivalents at beginning of period	61,738	54,855
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$57,633	$41,291

CIRCOR INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS (in thousands, except share data) UNAUDITED

	March 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$57,633	$61,738
Short-term investments	99	101
Trade accounts receivable, less allowance for doubtful accounts of $1,683 and $1,706, respectively	150,849	150,825
Inventories	201,618	198,005
Prepaid expenses and other current assets	17,647	16,510
Deferred income tax asset	15,365	15,505
Assets held for sale	542	542
Total Current Assets	443,753	443,226
PROPERTY, PLANT AND EQUIPMENT, NET	104,756	105,903
OTHER ASSETS:
Goodwill	76,535	77,428
Intangibles, net	42,954	45,157
Deferred income tax asset	28,563	30,064
Other assets	7,549	8,203
TOTAL ASSETS	$704,110	$709,981
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$90,756	$80,361
Accrued expenses and other current liabilities	58,683	67,235
Accrued compensation and benefits	22,732	26,540
Income taxes payable	982	393
Notes payable and current portion of long-term debt	8,000	7,755
Total Current Liabilities	181,153	182,284
LONG-TERM DEBT, NET OF CURRENT PORTION	58,546	62,729
DEFERRED INCOME TAXES	9,956	10,744
OTHER NON-CURRENT LIABILITIES	35,636	35,977
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 17,549,210 and 17,445,687 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	175	174
Additional paid-in capital	264,719	262,744
Retained earnings	165,750	158,509
Accumulated other comprehensive loss, net of taxes	(11,825)	(3,180)
Total Shareholders’ Equity	418,819	418,247
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$704,110	$709,981

CIRCOR INTERNATIONAL, INC. SUMMARY OF ORDERS AND BACKLOG (in millions) UNAUDITED

	Three Months Ended
	March 31, 2013	April 1, 2012
ORDERS (1)
Energy	$110.1	$135.6
Aerospace	42.2	40.2
Flow Technologies	74.5	72.9
Total orders	$226.8	$248.7

BACKLOG (2)	March 31, 2013	April 1, 2012
Energy	$217.8	$195.2
Aerospace	162.7	161.1
Flow Technologies	76.8	76.0
Total backlog	$457.3	$432.3

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer order backlog amounts denominated in foreign currencies.
Note 2: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
NET REVENUES
Energy	$109,264	$113,527	$109,968	$96,582	$429,341	$96,722
Aerospace	38,085	35,896	31,795	35,316	141,092	37,326
Flow Technologies	66,931	70,439	68,041	69,707	275,119	71,350
Total	214,280	219,862	209,804	201,605	845,552	205,398
* ADJUSTED OPERATING MARGIN
Energy	8.2%	11.1%	14.0%	12.5%	11.4%	11.1%
Aerospace	10.8%	8.8%	4.2%	3.5%	7.0%	3.5%
Flow Technologies	11.3%	12.8%	13.1%	13.1%	12.6%	12.7%
Segment operating margin	9.6%	11.3%	12.2%	11.1%	11.1%	10.3%
Corporate expenses	(3.2)%	(2.9)%	(3.4)%	(3.4)%	(3.2)%	(3.2)%
* Adjusted operating margin	6.4%	8.4%	8.8%	7.8%	7.8%	7.1%
Repositioning inventory charges	0.0%	0.0%	2.0%	0.0%	0.5%	0.1%
Impairment charges	0.0%	0.0%	4.9%	0.0%	1.2%	0.0%
Special charges	0.0%	0.0%	0.7%	1.9%	0.6%	0.7%
Total operating margin	6.4%	8.4%	1.3%	5.8%	5.5%	6.3%

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

* ADJUSTED OPERATING INCOME
Energy	8,928	12,580	15,432	12,100	49,040	10,751
Aerospace	4,124	3,153	1,324	1,234	9,835	1,320
Flow Technologies	7,587	9,043	8,919	9,105	34,654	9,044
Segment operating income	20,639	24,776	25,675	22,439	93,529	21,115
Corporate expenses	(6,939)	(6,297)	(7,170)	(6,802)	(27,207)	(6,588)
* Adjusted operating income	13,700	18,479	18,505	15,637	66,322	14,528
Repositioning inventory charges	—	—	4,124	37	4,161	250
Impairment charges	—	—	10,348	—	10,348	—
Special charges	—	—	1,377	3,905	5,282	1,378
Total operating income	13,700	18,479	2,656	11,695	46,531	12,900
INTEREST EXPENSE, NET	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)	(787)
OTHER EXPENSE, NET	(138)	(184)	(564)	373	(514)	(612)
PRETAX INCOME	12,481	17,278	970	11,030	41,759	11,501
(PROVISION) BENEFIT FOR INCOME TAXES	(3,896)	(6,142)	899	(1,822)	(10,960)	(3,592)
EFFECTIVE TAX RATE	31.2%	35.5%	(92.8)%	16.5%	26.2%	31.2%
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908
Weighted Average Common Shares Outstanding (Diluted)	17,390	17,451	17,467	17,499	17,452	17,529
EARNINGS PER COMMON SHARE (Diluted)	$0.49	$0.64	$0.11	$0.53	$1.76	$0.45
ADJUSTED EBITDA	$18,534	$23,043	$22,809	$16,808	$81,194	$18,682
ADJUSTED EBITDA AS A % OF SALES	8.6%	10.5%	10.9%	8.3%	9.6%	9.1%
CAPITAL EXPENDITURES	$4,122	$6,661	$3,314	$4,073	$18,170	$4,707

* Adjusted Operating Income & Margin exclude inventory repositioning, impairment and special charges.

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES]	$(7,089)	$5,077	$18,746	$25,619	$42,353	$1,100
ADD:
Capital Expenditures	4,122	6,661	3,314	4,073	18,170	4,707
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(2,967)	$11,738	$22,060	$29,692	$60,523	$5,807
NET DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$57,263	$54,376	$34,706	$8,645	$8,645	$8,814
ADD:
Cash & Cash Equivalents	41,291	41,414	48,976	61,738	61,738	57,633
Investments	101	98	102	101	101	99
TOTAL DEBT	$98,655	$95,888	$83,784	$70,484	$70,484	$66,546
DEBT AS % OF EQUITY	25%	24%	20%	17%	17%	16%
TOTAL DEBT	98,655	95,888	83,784	70,484	70,484	66,546
TOTAL SHAREHOLDERS' EQUITY	399,018	397,957	409,016	418,247	418,247	418,819
EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$13,562	$18,295	$2,092	$12,068	$46,017	$12,287
LESS:
Interest expense, net	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)	(787)
(Provision) benefit for income taxes	(3,896)	(6,142)	899	(1,822)	(10,960)	(3,592)
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

ADJUSTED OPERATING INCOME [OPERATING INCOME EXCLUDING INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES]	$13,700	$18,479	$18,505	$15,600	$66,322	$14,528
LESS:
Inventory repositioning charges	—	—	4,124	37	4,161	250
Impairment charges	—	—	10,348	—	10,348	—
Special charges	—	—	1,377	3,905	5,282	1,378
OPERATING INCOME	$13,700	$18,479	$2,656	$11,695	$46,531	$12,900
ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES, NET OF TAX]	$0.49	$0.64	$0.77	$0.69	$2.59	$0.52
LESS:
Inventory repositioning charges, net of tax	$—	$—	$0.17	$—	$0.17	$0.01
Impairment charges, net of tax	$—	$—	$0.43	$—	$0.43	$—
Special charges, net of tax	$—	$—	$0.06	$0.16	$0.22	$0.06
EARNINGS PER COMMON SHARE (Diluted)	$0.49	$0.64	$0.11	$0.53	$1.76	$0.45

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

EBITDA [NET INCOME LESS NET INTEREST EXPENSE, DEPRECIATION, AMORTIZATION AND INCOME TAXES]	$18,534	$23,043	$2,092	$12,068	$65,345	$17,054
LESS:
Interest expense, net	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)	(787)
Depreciation	(4,008)	(3,825)	(3,932)	(3,967)	(15,732)	(4,009)
Amortization	(964)	(923)	(936)	(773)	(3,596)	(758)
(Provision) benefit for income taxes	(3,896)	(6,142)	899	(1,822)	(10,960)	(3,592)
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908
ADJUSTED EBIDTA [NET INCOME EXCLUDING INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES, NET INTEREST EXPENSE, DEPRECIATION, AMORTIZATION AND INCOME TAXES]	$18,534	$23,043	$22,809	$20,750	$85,136	$18,682
Inventory repositioning charges	$—	$—	$(4,124)	$(37)	$(4,161)	$(250)
Impairment charges	$—	$—	$(10,348)	$—	$(10,348)	$—
Special charges	$—	$—	$(1,377)	$(3,905)	$(5,282)	$(1,378)
Interest expense, net	$(1,081)	$(1,017)	$(1,122)	$(1,038)	$(4,258)	$(787)
Depreciation	$(4,008)	$(3,825)	$(3,932)	$(3,967)	$(15,732)	$(4,009)
Amortization	$(964)	$(923)	$(936)	$(773)	$(3,596)	$(758)
(Provision) benefit for income taxes	$(3,896)	$(6,142)	$899	$(1,822)	$(10,960)	$(3,592)
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF FUTURE PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS UNAUDITED

		2nd Quarter 2013
		Low	High
EXPECTED ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING INVENTORY REPOSITIONING, IMPAIRMENT AND SPECIAL CHARGES, NET OF TAX]		$0.64	$0.70
LESS: REPOSITIONING RELATED CHARGES
Inventory repositioning charges, net of tax	}	$(0.19)	$(0.17)
Impairment charges, net of tax
Special charges, net of tax
EXPECTED EARNINGS PER COMMON SHARE (Diluted)		$0.45	$0.53